UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 3, 2010 (November 2, 2010)

THT HEAT TRANSFER TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34812	20-5463509
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

THT Industrial Park
No.5 Nanhuan Road, Tiexi District
Siping, Jilin Province 136000
People's Republic of China
(Address of principal executive offices)

86-434-3265241
(Registrant's telephone number, including area code)

________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Securities Purchase Agreement

On November 2, 2010, THT Heat Transfer Technology, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with several accredited investors (the “Investors”) pursuant to which the Company agreed to issue and sell to the Investors 4,453,500 shares of the Company’s common stock (the "Shares"), representing approximately 21.8% of the issued and outstanding capital stock of the Company on a fully-diluted basis as of and immediately after consummation of the transactions contemplated by the Securities Purchase Agreement, for an aggregate purchase price of approximately $14,251,200, or $3.20 per share. The closing of the transactions contemplated by the Securities Purchase Agreement will occur upon the effectiveness of Schedule 14C information statement which was filed on November 2, 2010 and the fulfillment of other closing conditions contained in the Securities Purchase Agreement.

Registration Rights Agreement

On November 2, 2010, as a condition precedent to the consummation of the transactions contemplated by the Securities Purchase Agreement, the Company and the Investors also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company is obligated to register the Shares. Under the terms of the Registration Rights Agreement, the Company must file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-1 or on Form S-3 (if the Company is then eligible) registering the resale of the Shares and any other shares of common stock issued to the Investors under the Securities Purchase Agreement. If the Company does not file the required registration statement in a timely manner, or if the Company fails to file a pre-effective amendment to such registration statement and respond in writing to the comments made by the Securities and Exchange Commission (the “SEC”) within a pre-defined period, then the Investors are entitled to liquidated damages on a pro rata basis equal to 0.5% of the aggregate investment amount of each Investor for each 30-day period, or part thereof, where the Company's aforementioned registration obligations are not fulfilled.

Lock-up Agreements

On November 2, 2010, the Company entered into separate lock-up agreements (the “Lock-up Agreements”) with each director and officer of the Company (each a “Holder”), pursuant to which each Holder agreed that, except as set forth in the Lock-up Agreement, such Holder will not offer, pledge, encumber, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of, any of his or her shares of the Company’s common stock (including any securities convertible into, or exchangeable for, or representing the rights to receive, the Company’s common stock) or engage in any short sales with respect to any security of the Company, for a period commencing from and after the date of the Lock-up Agreement and through and including the second anniversary of the effective date of a registration statement resulting in all Shares being registered for resale by the Investors.

Make Good Escrow Agreement

In connection with its entry into the Securities Purchase Agreement, on November 2, 2010, the Company entered into a make good escrow agreement (the “Make Good Escrow Agreement”) with Wisetop International Holdings Limited (the “Pledgor”), the Investors, Infinity I-China Fund (Cayman) L.P. (“Infinity”) and the escrow agent, pursuant to which the Pledgor agreed to certain “make good” provisions in the event that the Company does not meet certain income thresholds for fiscal years 2010 and/or 2011. Pursuant to the Make Good Escrow Agreement, the Pledgor will establish an escrow account and deliver to the escrow agent certificates evidencing 2,000,000 shares of the Company’s common stock held by the Pledgor (the “Make Good Shares”) along with blank stock powers, to be held for the benefit of the Investors.

The Pledgor agreed that: (i) if the after tax net income (the “ATNI”) for the Company’s 2010 fiscal year is less than $8,000,000; or (ii) if the ATNI for the Company’s 2011 fiscal year is less than $12,000,000, then, in each case, the Pledgor will transfer to the Investors, on a pro rata basis, for no additional consideration, one-half of the Make Good Shares within 10 business days after the Company’s annual report on Form 10-K is filed for the respective fiscal year.

In such event, the Pledgor’s obligation to transfer the Make Good Shares continues to apply to each of the Investors, even if an Investor has transferred or sold all or any portion of its securities, and each of the Investors shall have the right to assign its rights to receive a pro rata portion of the Make Good Shares in conjunction with negotiated sales or transfers of any of its securities.

If the ATNI for the Company’s 2010 fiscal year equals or exceeds $8,000,000, then one-half of the Make Good Shares will be released to the Pledgor. If the ATNI equals or exceeds $12,000,000 for the Company’s 2011 fiscal year, then the remaining one-half of the Make Good Shares will be released to the Pledgor. The Make Good Escrow Agreement will terminate upon the distribution of all the Make Good Shares.

Right of Co-Sale Agreement

Also in connection with its entry into the Securities Purchase Agreement, on November 2, 2010 the Company entered into a right of co-sale agreement (the “Right of Co-Sale Agreement”) with three investors and the Key Holders (as defined in the Right of Co-Sale Agreement), pursuant to which the Key Holders agreed to grant the Investors the co-sale right, other than in an open market transaction or a transaction effected pursuant to a 10b5-1 trading plan, as long as the shares thus sold do not exceed in aggregate 10% of the then issued and outstanding common stock of the Company in any twelve-month period, an aggregate of 10% or more of the then issued and outstanding Common Stock in a sale proposed by any of the Key Holders to a single entity or individual in a single, multiple, or series of transactions. The transfer price of such a Proposed Key Holder Transfer (as defined in the Right of Co-Sale Agreement) may not be lower than US$3.20 per share unless the Investors agree otherwise. This right will terminate upon the earlier of (a) the average daily trading volume of the Company reaching 50,000 shares for two consecutive months and (b) consummation of a Qualified Public Offering (as defined in the Right of Co-Sale Agreement).

Closing Escrow Agreement

In connection with the Securities Purchase Agreement, the Company entered into a closing escrow agreement (the "Closing Escrow Agreement") with Infinity, as investor agent, and Escrow, LLC, as escrow agent, pursuant to which the parties agreed to deposit the investment amount received from the Investors into escrow to be released upon the occurrence of the events set forth in the Closing Escrow Agreement.

This brief description of the terms of the Securities Purchase Agreement, Registration Rights Agreement, Lock-up Agreement, Make Good Escrow Agreement, Right of Co-Sale Agreement and Closing Escrow Agreement is qualified by reference to the provisions of the forms of agreements attached to this report as Exhibits 10.1, 4.1, 10.2, 10.3, 10.4 and 10.5.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

On November 2, 2010, we agreed to issue 4,453,500 shares of our common stock to the Investors. The issuance of our shares to these investors was made in reliance upon the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation S promulgated thereunder.

We relied upon Rule 506 of Regulation D of the Securities Act in issuing the shares of common stock to the Investors. The Investors made representations that (a) they are acquiring their shares as principal for their own accounts for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws, (b) at the time the Investors were offered the Shares, they were not a U.S. Person as such term is defined in Section 902(a) of Regulation S under the Securities Act and the Investors are not registered broker-dealers under Section 15 of the Exchange Act, (c) the Investors are not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement, (d) the Investors had the opportunity to ask such questions as they have deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares, they had access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and they had the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment, and (e) the Investors have not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Investors, engaged in any transactions in the securities of the Company since the earlier to occur of (1) the time that such Investors were first contacted by the Company regarding an investment in the Company and (2) the 30th day prior to the Closing Date.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits.

Exhibit No.	Description
4.1	Form of Registration Rights Agreement, dated November 2, 2010.
10.1	Form of Securities Purchase Agreement, dated November 2, 2010.
10.2	Form of Lock-up Agreement, dated November 2, 2010.
10.3	Form of Make Good Escrow Agreement, dated November 2, 2010.
10.4	Form of Right of Co-Sale Agreement, dated November 2, 2010.
10.5	Form of Closing Escrow Agreement, dated November 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THT HEAT TRANSFER TECHNOLOGY, INC.

Date: November 3, 2010	/s/ Guohong Zhao
Guohong Zhao
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Registration Rights Agreement, dated November 2, 2010.
10.1	Form of Securities Purchase Agreement, dated November 2, 2010.
10.2	Form of Lock-up Agreement, dated November 2, 2010.
10.3	Form of Make Good Escrow Agreement, dated November 2, 2010.
10.4	Form of Right of Co-Sale Agreement, dated November 2, 2010.
10.5	Form of Closing Escrow Agreement, dated November 2, 2010.